UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2008

Openwave Systems Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-16073 (Commission File Number)	94-3219054 (I.R.S. Employer Identification No.)

2100 Seaport Boulevard Redwood City, CA (Address of principal executive offices)	94063 (Zip Code)

Registrant's telephone number, including area code: (650) 480-8000

None
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02       Results of Operations and Financial Condition.

On April 21, 2008, Openwave Systems Inc. ("Openwave" or the "Company") issued a press release announcing preliminary financial results for the fiscal quarter ended March 31, 2008 and certain other information.  A copy of the press release is furnished as Exhibit 99.01 to this Current Report on Form 8-K.

The information in this Item 2.02, including Exhibit 99.01, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference any filing of Openwave under the Securities Act of 1933, as amended, or the Exchange Act.

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Effective April 16, 2008, Robert Vrij resigned from the positions of President and Chief Executive Officer, and as a member of the Board of Directors of Openwave.

(c)           On April 21, 2008, Openwave announced the appointment of Bruce T. Coleman as interim Chief Executive Officer of the Company, effective as of April 21, 2008.  Mr. Coleman will serve in this role until a new Chief Executive Officer is named by the Company.

Bruce T. Coleman, age 68, is the Chief Executive Officer of El Salto Advisors, a consulting firm which provides interim executive management to software and service companies, since 1991.  Mr Coleman has served as interim Chief Executive Officer for several software technology companies, including Webtrends Inc., a provider of internet analytics and online marketing solutions, from October 2007 to April 2008, WatchGuard Technologies Inc., a provider of internet security devices, from October 2006 to April 2007, Vernier Networks, Inc. a mobile security solutions provider, from January 2004 to June 2004, and Percipient, Inc., a provider of software, consulting and ASP services to manufacturers and retailers of consumer packaged goods manufacturers and retailers, from February 2003 to July 2003 .  Mr Coleman currently serves on the Board of Directors for Websense, Inc. (NASDAQ: WBSN).  Mr. Coleman received a B.A. in Economics from Trinity College and an M.B.A. from Harvard Business School.

In connection with his appointment, Mr. Coleman will be compensated with an annualized base salary of $540,000 and will be eligible for an annualized bonus of $360,000 based on Board defined objectives.  Additionally, the Compensation Committee shall grant Mr. Coleman an option to purchase 250,000 shares of the Company's common stock.  The option will vest monthly over a period of twelve months contingent upon continued employment on the applicable vesting date, except that in the event Mr. Coleman's employment is terminated at any time within the first four months, then his option will be vested with respect to the number of shares that would have vested had Mr. Coleman remained in employment for four months.  Mr. Coleman and the Company will also enter into the Company’s standard director and executive officer indemnification agreement and standard confidential information and invention assignment agreement.

(e)           Reference is made to the description of Mr. Coleman's compensatory arrangements described in Item 5.02(c) of this Current Report on Form 8-K, and such description is incorporated by reference into this Item 5.02(e).

Item 9.01       Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibit is furnished with this report on Form 8-K:

Exhibit Number	Description
99.01	Press Release dated April 21, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPENWAVE SYSTEMS INC.

	By:	/s/ Anne Brennan
	Name:	Anne Brennan
	Title:	Interim Chief Financial Officer
Date: April 21, 2008

EXHIBIT INDEX

Exhibit Number	Description
99.01	Press Release dated April 21, 2008.